Exhibit 99

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF APRIL 30, 2002
(in millions, except share amounts)

April, 2002
ASSETS
Current Assets
Cash and cash equivalents	$ 4,501
Accounts receivable:
Customers (net of allowance for doubtful accounts of $45 million)	1,640
Related parties	32
Regulatory balancing accounts	124
Inventories:
Gas stored underground and fuel oil	136
Materials and supplies	117
Prepaid expenses and other	76
Total current assets	6,626

Property, Plant, and Equipment
Electric	18,451
Gas	7,902
Construction work in progress	345
Total property, plant, and equipment (at original cost)	26,698
Accumulated depreciation and decommissioning	(13,196)
Net property, plant, and equipment	13,502

Other Noncurrent Assets
Regulatory assets	2,202
Nuclear decommissioning trust funds	1,344
Other	1,859
Total noncurrent assets	5,405
TOTAL ASSETS	$ 25,533

LIABILITIES AND EQUITY
Liabilities
Accounts payable
Trade creditors	$ 610
Related parties	109
Regulatory Balancing Accounts	339
Other	219
Accrued taxes	894
Rate reduction bonds	1,640
Deferred income taxes	975
Deferred tax credits	150
Pre-petition secured debt	3,107
Pre-petition liabilities	4,385
Pre-petition financing debt	6,089
Other liabilities	3,336
Total liabilities	21,853

Preferred Stock With Mandatory Redemption Provisions	137

Stockholders' Equity
Preferred stock without mandatory redemption provisions
Nonredeemable--5% to 6%, outstanding 5,784,825 shares	145
Redeemable--4.36% to 7.04%, outstanding 5,973,456 shares	149
Common stock, $5 par value, authorized 800,000,000 shares;
issued 321,314,760 shares	1,606
Additional paid in capital	1,964
Accumulated deficit	(319)
Accumulated other comprehensive loss	(2)
Total stockholders' equity	3,543

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 25,533

________________________________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF APRIL 30, 2002

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

3

Cash and cash equivalents have been reduced for uncleared checks.  On the balance sheet included with the Utility's Annual Report, Form 10-K and 10-Q, uncleared checks are treated as an accounts payable liability.

__________________________________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED APRIL 30, 2002
AND THE THIRTEEN MONTHS ENDED APRIL 30, 2002
(in millions)
		Case to date
	Month	thirteen months
	ended	ended
	April 30, 2002	April 30, 2002
OPERATING REVENUES	$ 795	$ 11,148

OPERATING EXPENSES:
Cost of Electric Energy	128	436
Cost of Gas	66	1,331
Operating and Maintenance	249	2,940
Depreciation, Decommissioning, and Amortization	90	1,020
Total Operating Expenses	533	5,727

OPERATING INCOME (LOSS)	262	5,421

Interest Income (Expense)	(69)	(970)
Professional Fees	(1)	(15)
Other Income and (Expense)	(1)	(13)

PRE-TAX INCOME (LOSS)	191	4,423

Income Taxes	78	1,704

EARNINGS (LOSS)	113	2,719

Preferred Dividend Requirement	2	27

EARNINGS (LOSS) AVAILABLE FOR (ALLOCATED TO) COMMON STOCK	$ 111	$ 2,692

___________________________________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED APRIL 30, 2002
AND THE THIRTEEN MONTHS ENDED APRIL 30, 2002

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

The results for the month of April 2002 are not indicative of future earnings. Future earnings could differ materially.

3

These unaudited financial statements were prepared using certain assumptions and estimates, including the estimated amount payable to the California Department of Water Resources (DWR).  The estimated amount recorded was the product of the estimated amount of power purchased by the DWR on behalf of retail customers during the current month and the rate of approximately 9 cents per kilowatt hour.  The estimated amount recorded is subject to revision and actual results could differ materially from the information provided in this statement.

4	Case to date results reflect the entire thirteen month period ended April 30, 2002. The bankruptcy petition date is April 6, 2001.